EXHIBIT 10.24


                            TOMORROW'S MORNING, INC.

                               FIRST AMENDMENT TO
                         NON-QUALIFIED STOCK OPTION PLAN


                             As Adopted May 18, 2000


      Section 4 of the Non-Qualified Stock Option Plan, as adopted on May 15, 1996 (the "Plan"), is hereby deleted in its entirety and replaced with the following:


      "4.  STOCK SUBJECT TO THE PLAN. Subject to adjustments as provided in
           Section 12 hereof, the stock to be offered under this Plan shall be shares of the Company's authorized but unissued no par value Common Stock ("stock"), and the aggregate amount of stock to be delivered upon the exercise of all options granted under this Plan shall not exceed Five Hundred Thousand (500,000) shares. If any option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares of stock subject thereto shall again be available for the purposes of this Plan."


      All other provisions of the Plan, as amended hereby, shall remain in full force and effect.